FEE AGREEMENT

                                                             December 21, 2016
Pershing LLC
One Pershing Plaza
Jersey City, New Jersey 07399

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated December 21, 2016 (the "Underwriting Agreement"), by and among First Trust Senior Floating Rate 2022 Target Term Fund (the "Fund"), First Trust Advisors L.P. (the "Adviser") and each of the Underwriters named therein (the "Underwriters"), severally, with respect to the issue and sale of the Fund's common shares of beneficial interest, par value $0.01 (the "Common Shares"), as described therein (the "Offering"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

         1. Fee. In consideration of your services related to the sale and distribution of the Fund's Common Shares, the Adviser shall pay a fee to you in the aggregate amount of $[___]. The Fee shall be paid on the Closing Date (as defined in the Underwriting Agreement). The Fee shall be paid by wire transfer to the order of Pershing LLC. The Adviser acknowledges that the Fee is in addition to any compensation the undersigned earns in connection with its role as an underwriter to the Fund in the Offering. In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement.

        2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

        3. Indemnification. The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

        4. Not an Adviser; No Fiduciary Duty. The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Adviser hereby acknowledges that your engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the Adviser agrees that it is solely responsible for making its own judgment in connection with the matters covered by this Agreement (irrespective of whether you have advised or are


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currently advising the Adviser on related or other matters). Neither this
Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between the undersigned and the Adviser. In addition, nothing in this Agreement shall be construed to constitute the undersigned as the agent or employee of the Adviser or the Adviser as the agent or employee of the undersigned, and no party shall make any representation to the contrary.

        5. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

        6. Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

        7. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

        8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. No claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Adviser and the undersigned consent to the jurisdiction of such courts and personal service with impact thereto. Each of the Adviser and the undersigned irrevocably waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Adviser agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Adviser and may be enforced in any other courts to the jurisdiction of which the Adviser is or may be subject, by suit upon judgment.

        9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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     This Agreement shall be effective as of the date first written above.

                                                   FIRST TRUST ADVISORS L.P.


                                                   By:_________________________
                                                      Name:
                                                      Title:





Agreed and Accepted:

PERSHING LLC


By:_________________________
   Name:
   Title:


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                           Indemnification Agreement

                                                             December 21, 2016
Pershing LLC
One Pershing Plaza
Jersey City, New Jersey 07399

Ladies and Gentlemen:

     In connection with the engagement of Pershing LLC (the "Broker-Dealer") to assist the undersigned, First Trust Advisors L.P., together with its affiliates and subsidiaries (the "Adviser") with respect to the matters set forth in the Fee Agreement dated December 21, 2016 between the Adviser and the Broker-Dealer (the "Agreement"), in the event that the Broker-Dealer, any of its affiliates, each other person, if any, controlling the Broker-Dealer or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Broker-Dealer and each such other person or entity being referred to as an "Indemnified Party") becomes involved in any capacity in any claim, suit, action, proceeding, litigation, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to the services performed pursuant to and in accordance with the Agreement, the Adviser agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Adviser will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Adviser in writing of the commencement thereof; but the failure so to notify the Adviser
(i) will not relieve the Adviser from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Adviser from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to the Indemnified Parties shall be selected by the Broker-Dealer. The Adviser may participate at its own expense in the defense of any such action; provided, however, that counsel to the Adviser shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Party. The Adviser shall not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any Proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an


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unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

     If such indemnification were not to be available for any reason, the Adviser agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Adviser and its partners and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Adviser and its partners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Adviser agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Adviser and its partners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Adviser or its partners or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Broker-Dealer has been retained to perform services bears to the fees paid to the Broker-Dealer under the Agreement; provided, that in no event shall the Adviser contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Broker-Dealer pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Adviser or other conduct by the Adviser (or its employees or other agents), on the one hand, or by the Broker-Dealer, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Adviser if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Adviser was not guilty of such fraudulent misrepresentation. The Adviser will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Broker-Dealer's prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

     The Adviser agrees that no Indemnified Party shall have any liability to the Adviser or any person asserting claims on behalf of or in right of the Adviser with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Adviser resulted primarily from the gross negligence or willful misconduct of the Broker-Dealer in performing the services that are the subject of the Agreement.

     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO


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AND IN ACCORDANCE WITH THE AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE ADVISER AND THE INDEMNIFIED PARTIES
CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE ADVISER HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BROKER-DEALER OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE ADVISER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE ADVISER AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE ADVISER AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE ADVISER IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.


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     The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Broker-Dealer's engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                                   Very truly yours,

                                                   FIRST TRUST ADVISORS L.P.


                                                   By:________________________
                                                      Name:
                                                      Title:





Agreed and Accepted:

PERSHING LLC


By:________________________
   Name:
   Title:


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